UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2009

K-V Pharmaceutical Company
(Exact name of Registrant as specified in its charter)

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2503 South Hanley Road
St. Louis, MO	63144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On January 16, 2009, K-V Pharmaceutical Company (the “Company”) gave written notice to Gregory S. Bentley that the Employment and Confidential Information Agreement dated April 24, 2006 (the “Employment Agreement”) and the letter agreement dated March 23, 2006 shall terminate at the end of the 120-day notice period provided for in the Employment Agreement. In addition, the Company removed Mr. Bentley as Senior Vice President and General Counsel of the Company, effective immediately.
     During the 120 day notice period, Mr. Bentley shall receive his regular compensation. Per the Employment Agreement, such payments will be reduced by any compensation Mr. Bentley receives from other full-time employment during the notice period. The Company has exercised its option pursuant to the Employment Agreement to direct Mr. Bentley not to perform any work for the Company or its affiliates during the notice period unless it expressly instructs him otherwise. In the event Mr. Bentley, in the Company’s reasonable determination, breaches the Employment Agreement during the notice period, the Company has the right to cease making payments thereunder.
     The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which was filed as Exhibit 10(y) to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2008 and is incorporated herein in its entirety by reference as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Employment and Confidential Information Agreement dated April 24, 2006 between Gregory S. Bentley and the Company (incorporated herein by reference to Exhibit 10(y) to the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2008).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-V Pharmaceutical Company
By:	/s/ Robert M. Shaw
Robert M. Shaw
Vice President, Deputy General Counsel and Secretary

Date: January 26, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment and Confidential Information Agreement dated April 24, 2006 between Gregory S. Bentley and the Company (incorporated herein by reference to Exhibit 10(y) to the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2008).